UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  March 1, 2010
                Date of Report (Date of earliest event reported)


                        GLOBAL ENTERTAINMENT CORPORATION
             (Exact name of registrant as specified in its charter)


          Nevada                        000-50643                86-0933274
(State or other jurisdiction        (Commission File           (IRS Employer
     of incorporation)                   Number)             Identification No.)

1600 N. Desert Drive, Suite 301, Tempe, AZ                         85281
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code (480) 994-0772

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

INVESTMENT BANKING AGREEMENT

On March 1, 2010, Global Entertainment Corporation (Global) entered into an investment banking service agreement with Miller Capital Markets, LLC (MCM). The agreement is effective February 14, 2010, and has a term of one year. Pursuant to this agreement, MCM will advise Global with respect to potential mergers, acquisitions, and public and private financing transactions.

In consideration for these services, MCM will receive 10% of the gross proceeds of any private placement of equity and 4% of the gross proceeds of any private placement of debt. With respect to public offerings, MCM will receive a percentage of the gross proceeds of such offerings as follows: (i) 2.75% for offerings of $10 million or less, (ii) 2.25% for offerings of $10 million to $20 million, (iii) 1.75% for offerings of $20 million to $30 million, and (iv) 1.25% of offerings of $30 million or more. MCM will also have the right to receive warrants to purchase shares or units equivalent to 10% of the shares or units issued as part of any equity transaction wherein MCM provided services under this agreement, with the exercise price of such warrants being equal to 110% of the per share or unit value of the equity securities issued. Warrants would expire in five years from the date of the equity offering, and would include piggyback registration rights for MCM on any future registration statements filed by Global. At any time within 12 months of a successful debt or equity financing event during the term of this agreement, MCM will have the right of first refusal to serve as Global's investment banker for any other financing transaction.

If Global is acquired or involved in a merger with or acquisition of another business or entity, MCM will receive (i) 5% of the consideration from $1 up to $3 million, plus (ii) 4% of the consideration from $3 million to $6 million, plus (iii) 3% of the consideration from $6 million to $9 million, plus (iv) 2% of the consideration from $9 million to $12 million, plus (v) 1% of the consideration in excess of $12 million.

FINANCIAL SERVICES CONSULTING AGREEMENT

On March 1, 2010, Global entered into a consulting agreement with Miller Capital Corporation (MCC). The agreement is effective February 14, 2010, with a term of one year. MCC will provide Global with financial consulting services related to Global's funding requirements, public and private debt and equity financing, potential merger and acquisition transactions, and investor relations. As consideration for its services, MCC will receive twelve monthly payments of $9,000 each; additionally, MCC received a restricted stock grant of 2,000 shares of Global common stock on February 14, 2010, with 1,000 shares vesting on February 14, 2011, and the remaining 1,000 shares vesting on February 14, 2012.

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
MATERIAL RELATIONSHIPS

Rudy Miller, a principal and major equity holder of MCM and MCC, beneficially held 519,210 shares of Global common stock as of August 31, 2009, accounting for 7.27% of all outstanding shares of Global common stock on that date.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

    Exhibit No.                            Description
    -----------                            -----------

     10.10           Investment   Banking  Services   Agreement  between  Global
                     Entertainment Corporation and Miller Capital Markets, LLC, dated February 14, 2010

     10.11           Consulting    Agreement   between   Global    Entertainment
                     Corporation and Miller Capital Corporation, dated February 14, 2010

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           GLOBAL ENTERTAINMENT CORPORATION


Date: March 4, 2010                        By: /s/ James Yeager
                                              ----------------------------------
                                           Name:  James Yeager
                                           Title: Senior Vice-President and
                                                  Chief Financial Officer


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